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UJB FINANCIAL CORP.                                                  Exhibit (99)F
CONSOLIDATED RECONCILIATIONS OF ALLOWANCE FOR LOAN LOSSES
(dollars in thousands)
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                                                     Nine Months Ended September 30,
                                                     -----------------------------
                                                         1995            1994
                                                     -------------   -------------
Balance, January 1                                       $214,161        $244,154
   Purchase acquisition and other, net                      6,131           1,833
   Provision charged to expense                            48,750          55,500
                                                     -------------   -------------
                                                          269,042         301,487
   Net charge offs:
      Loans charged off                                    83,124          74,458
      Less recoveries                                      14,419          10,716
                                                     -------------   -------------
   Net loans charged off                                   68,705          63,742
                                                     -------------   -------------
Balance, September 30                                    $200,337        $237,745
                                                     =============   =============
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